EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173384) of SmartPros, Ltd. and Subsidiaries of our report dated March 24, 2015, relating to the consolidated financial statements, which appears on page F-3 of this annual report on Form 10-K for the year ended December 31, 2014.
/s/ Baker Tilly Virchow Krause, LLP
Melville, New York
March 24, 2015